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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 or 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)   December 28, 2000

Princeton Video Image, Inc.
 (Exact Name of Registrant as Specified in Charter)

New Jersey                      000-23415               22-3062052
 (State or Other Juris-       (Commission            (I.R.S. Employer
diction of Incorporation)     File Number)          Identification No.)



15 Princess Road, Lawrenceville, New Jersey               08648
(Address of Principal Executive Offices)                (Zip Code)


Registrant's telephone number, including area code  (609) 912-9400


  (Former Name or Former Address, If Changed Since Last Report)
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Item 5. Other Events

         Princeton Video Image, Inc., or PVI, Presencia en Medios, S.A., Eduardo Sitt, David Sitt, Roberto Sonabend, Presence in Media LLC, Virtual Advertisement LLC, PVI LA, LLC and Princeton Video Image Latin America, LLC have entered into a Reorganization Agreement dated as of December 28, 2000, pursuant to which PVI will acquire Publicidad Virtual, S.A. de C.V., or Publicidad Virtual, in exchange for stock and warrants equal to 21% ownership of PVI on a fully diluted basis. Closing of the transaction is subject to approval of shareholders of PVI and Presencia en Medios.

         Publicidad Virtual is the exclusive licensee of PVI's technology in Latin America. If the transaction is consummated, Presencia en Medios's current 5.8% ownership of PVI's outstanding common stock will be increased to approximately 25.6%. Presencia en Medios will also receive additional compensation for consulting services and incentives based on Publicidad Virtual's future performance, and the right to designate a total of three directors on PVI's board of directors, increasing the number of board seats from 8 to 10. In turn, PVI will own 100% of Publicidad Virtual.

         Eduardo Sitt, a director of Presencia en Medios is a member of PVI's board of directors. PVI expects that upon completion of the transaction, Publicidad Virtual will operate as a separate, wholly-owned subsidiary of PVI, under its current management team headed by David Sitt, and Roberto Sonabend, currently Executive Vice Presidents of Publicidad Virtual. Publicidad Virtual currently provides virtual advertising services in Latin America for clients such as Visa, Volkswagen and Nokia and broadcasters such as Televisa and TV Azteca in Mexico. Publicidad Virtual is deploying PVI's patented virtual technologies to other markets throughout Latin America.

         In addition to approval by the shareholders of PVI and Presencia en Medios and other conditions of closing, consummation of the transaction is subject to the absence of certain material adverse tax, financial or other consequences to either company prior to closing.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(c)  Exhibits

2.1 Reorganization Agreement dated as of December 28, 2000 among Presencia en Medios, S.A., Eduardo Sitt, David Sitt, Roberto Sonabend, Presence in Media LLC, Virtual Advertisement LLC, PVI LA, LLC, Princeton Video Image, Inc. and Princeton Video Image Latin America, LLC
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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             Princeton Video Image, Inc.


                                             By:  /s/ Lawrence Epstein
                                                  ------------------------------

                                                  Lawrence Epstein,
                                                  Vice President of Finance
                                                  and Chief Financial Officer

Date: January 4, 2001
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                                  EXHIBIT INDEX

Exhibit
  No.     Description of Exhibit


2.1 Reorganization Agreement dated as of December 28, 2000 among Presencia en Medios, S.A., Eduardo Sitt, David Sitt, Roberto Sonabend, Presence in Media LLC, Virtual Advertisement LLC, PVI LA, LLC, Princeton Video Image, Inc. and Princeton Video Image Latin America, LLC